EXHIBIT 99.1

  Marlin Business Services Corp. Reports Third Quarter 2004 Earnings

    MOUNT LAUREL, N.J.--(BUSINESS WIRE)--Oct. 27, 2004--Marlin Business Services Corp. (NASDAQ:MRLN) today reported net income of $3.5 million, or $0.30 per diluted share, for the quarter ended September 30, 2004 compared with a net income attributable to common shareholders of $371,000 or $0.12 per diluted share in the same quarter of 2003. For the nine months ended September 30, 2004 net income was $10.2 million, or $0.87 per diluted share compared with net income attributable to common shareholders of $136,000 or $0.06 per diluted share for the nine months ended September 30, 2003.
    "Our disciplined operating approach led to another strong quarter of profit performance," said Dan Dyer, Chairman and CEO of the company. "We delivered solid asset quality results and attractive returns on capital. As a leading lender to small business, we are committed to the delivery of value-added solutions to the customers we serve."
    Marlin completed its initial public offering of common stock (IPO) on November 12, 2003. Certain non-recurring expenses and preferred dividends were recorded in 2003 and in prior periods which reduced net income attributable to common shareholders. A reconciliation between net income attributable to common shareholders in accordance with accounting principles generally accepted in the United States of America (GAAP) and pro forma net income for 2003 is provided in a table immediately following the 2003 Supplemental Quarterly Data included with this release. These charges ended in conjunction with the November IPO and associated corporate reorganization and therefore will not affect future reporting periods beginning in 2004. As a result, we believe the pro forma numbers for 2003 present a clearer and more comparable basis to review the company's fundamental financial performance. On a pro forma basis, net income for the three and nine-month periods ended September 30, 2003 was $2.3 million and $6.6 million, respectively.
    Highlights for the quarter ended September 30, 2004 include:

    -- For the quarter ended September 30, 2004, net income was $3.5 million, a 52.6% increase over the pro forma net income of $2.3 million for the quarter ended September 30, 2003.

    -- Diluted earnings per share were $0.30 per diluted share in the third quarter of 2004, compared to $0.28 per diluted share for pro forma earnings in the quarter ended September 30, 2003. Growth in EPS was achieved despite approximately 30% growth in outstanding shares following our November 2003 IPO.

    -- Annualized returns on average equity and assets were 16.23% and 2.57%, respectively, for the quarter ended September 30, 2004. For the first nine months of 2004, annualized returns on average equity and assets were 16.69% and 2.70%, respectively.

    Asset Origination

    -- Based on initial equipment cost, lease production was $68.8 million in the third quarter of 2004 compared with $70.5 million in the second quarter of 2004 and $65.4 million in the third quarter of 2003. Net investment in leases grew to $480.1 million at September 30, 2004, an increase of 21.0% from $396.8 million at September 30, 2003.

    -- The weighted average implicit yield on new business was 13.75% for the quarter ended September 30, 2004 compared to 14.07% for the second quarter ended June 30, 2004 and 13.80% in the third quarter of 2003.

    -- Our end user customer base grew to more than 75,000 at September 30, 2004 compared with 66,000 as of year-end 2003.

    Credit Quality

    -- Net charge-offs totaled $2.2 million for the third quarter of 2004 compared to $2.1 million for the second quarter of 2004. The provision for credit losses was $2.7 million for the third quarter of 2004 compared to $2.4 million for the second quarter of 2004.

    -- On an annualized basis, net charge-offs were 1.90% of average net investment in leases during the third quarter of 2004 compared to 1.93% for the second quarter of 2004.

    -- As of September 30, 2004, 0.73% of our total lease portfolio was 60 or more days delinquent, up from 0.66% as of June 30, 2004.

    -- Allowance for credit losses was $6.0 million as of September 30, 2004, an approximate $460,000 increase over the prior quarter. Allowance for credit losses as a percentage of average net investment in leases was 1.28% at September 30, 2004 compared to 1.23% as of June 30, 2004. The allowance for credit losses was increased in the third quarter by an additional $250,000 to reserve for certain accounts 60 or more days delinquent as of September 30, 2004.

    -- In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at www.marlincorp.com.

    Net Interest and Fee Margin and Cost of Funds

    -- Based on the average net investment in leases, the net interest and fee margin was 12.04% for the quarter ended September 30, 2004, a decrease of 55 basis points compared to a record of 12.59% for the second quarter ended June 30, 2004. The decrease is attributed in part to the successful completion of the company's sixth term securitization transaction on July 22, 2004 which refinanced short-term variable rate warehouse financing with higher cost fixed rate term financing.

    -- Fee income as a percentage of average net investment in leases was 3.58% for the quarter ended September 30, 2004 compared to 3.57% for the quarter ended June 30, 2004.

    -- Interest expense as a percentage of average net investment in leases was 3.97% for the quarter ended September 30, 2004. This was a 69 basis point increase from the 3.28% for the quarter ended June 30, 2004. This increase reflects the higher cost of the fixed rate term financing including approximately 30 basis points attributed to the $80.5 million prefunding feature in the July term securitization.

    -- Interest expense as a percentage of weighted average borrowings was 3.81% for the third quarter ended September 30, 2004 compared to 3.63% for the second quarter of 2004 reflecting the higher cost of fixed rate term financing issued July 22, 2004.

    Operating Expenses

    -- Salaries and benefits expense was $3.5 million in the third quarter of 2004 compared to $3.4 million in the second quarter of 2004. Salaries and benefits expense was 3.1% as an annualized percentage of average net investment in leases for both the second and third quarters of 2004.

    -- Other general and administrative expenses were $2.5 million for the third quarter of 2004, a decrease of $200,000 from $2.7 million for the second quarter of 2004. Other general and administrative expenses as an annualized percentage of average net investment in leases were 2.16% for the third quarter of 2004, a decrease of 32 basis points from 2.48% in the second quarter of 2004. The decrease is primarily attributed to certain non-recurring items that affected the second quarter.

    Insurance and other Income

    -- Insurance and other income was $1.2 million for the third quarter of 2004 compared to $1.0 million for the second quarter of 2004. The increase is attributed to an 8.7% increase in the average number of accounts in the insurance program in the third quarter.

    Funding and Liquidity

    -- On July 22, 2004, we completed our sixth term asset-backed securitization transaction. This was the company's first securitization rated P-1/A-1+, AAA/AAA, A2/A-, Baa2/BBB by Moody's and Standard & Poor's. Proceeds from the transaction were used to repay the company's warehouse credit facilities and provide an additional $80.5 million for future lease production.

    -- On August 16, 2004 we exercised our call option and paid off our 2001 term securitization at a time when the remaining note balance was $16.3 million and the coupon was approximately 6.0%.

    -- As of September 30, 2004 we have $265 million of committed warehouse funding capacity and more than $66 million in available cash.

    -- Our debt to equity ratio was 5.27:1 at September 30, 2004 compared to 4.66:1 at June 30, 2004. The increase is principally attributed to the additional borrowings related to the prefunding feature of the 2004 term securitization.

    Conference Call and Webcast

    We will host a conference call on Thursday, October 28, 2004 at 9:00 a.m. EDT to discuss our third quarter 2004 results. If you wish to participate, please call (877) 407-8031 (International participants please use (201)-689-8031) approximately 10 minutes in advance of the call time. The call will also be webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

    About Marlin Business Services Corp.

    Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses. The company's principal operating subsidiary, Marlin Leasing Corporation, finances over 60 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver and Philadelphia. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

    Forward-Looking Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.


                    Marlin Business Services Corp.
                           and Subsidiaries
                      Consolidated Balance Sheets
                            (in Thousands)

                                     September 30,        December 31,
                                          2004                2003
                                          ----                ----
       Assets
Cash and cash equivalents               $66,774             $29,435
Restricted cash                          19,505              15,672
Net investment in direct
 financing leases                       480,135             421,698
Property and equipment, net               2,718               2,413
Other assets                              7,709               5,643
                                       --------            --------
Total assets                           $576,841            $474,861
                                       ========            ========
       Liabilities and Shareholders'
        Equity
Debt and secured borrowings            $459,681            $378,900
Other liabilities:
   Lease obligation payable                 406                 630
   Accounts payable and accrued
    expenses                             13,141               9,100
   Deferred income tax liability         16,312              10,799
                                       --------            --------
             Total liabilities          489,540             399,429

Shareholders' equity:
   Common Stock, $0.01 par value;
    75,000 shares authorized; 11,505
    and 11,214 shares issued and
    outstanding                             115                 112
   Preferred Stock, $0.01 par value;
    5,000 shares authorized; none
    issued and outstanding.                  --                  --

   Additional paid-in capital            75,446              71,918
   Stock subscription receivable            (72)               (213)
   Deferred compensation                 (1,552)                (50)
   Net losses on cash flow hedges          (488)                 --
   Retained earnings                     13,852               3,665
                                       --------            --------
             Total shareholders'
              equity                     87,301              75,432
                                       --------            --------
Total liabilities and
 shareholders' equity                  $576,841            $474,861
                                       ========            ========


                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                 Consolidated Statements of Operations
           (dollars in thousands, except per share amounts)

                               Three-Months ended   Nine-Months ended
                                  September 30,        September 30,
                               ------------------   ------------------
                                 2004      2003       2004      2003
                               --------  --------   --------  --------
Income:
  Interest and fee
   income                      $18,494   $14,612    $52,463    41,440
  Interest expense               4,588     4,799     12,142    13,258
                               --------  --------   --------  --------
  Net interest and fee
   income                       13,906     9,813     40,321    28,182

  Provision for credit
   losses                        2,660     2,060      7,428     5,830
                               --------  --------   --------  --------
  Net interest and fee
   income after provision
   for credit losses            11,246     7,753     32,893    22,352

  Insurance and other
   income                        1,152       860      3,243     2,488
                               --------  --------   --------  --------
  Operating income              12,398     8,613     36,136    24,840

  Salaries and benefits          3,538     2,631     10,198     7,482
  General and administrative     2,490     1,782      7,530     5,287
  Financing related costs          635       442      1,568     1,152
  Change in fair value of
   warrants                         --     1,416         --     5,030
                               --------  --------   --------  --------
  Income before income taxes     5,735     2,342     16,840     5,889
Income taxes                     2,264     1,484      6,653     4,313
                               --------  --------   --------  --------
Net Income                       3,471       858     10,187     1,576

Preferred stock dividends           --       487         --     1,440
                               --------  --------   --------  --------
Net income attributable
 to common shareholders         $3,471      $371    $10,187      $136
                                ======      ====    =======      ====

Basic earnings per share:        $0.31     $0.22      $0.90     $0.08
                                 =====     =====      =====     =====
Diluted earnings per share:      $0.30     $0.12      $0.87     $0.06
                                 =====     =====      =====     =====
Shares used in computing
 basic earnings per share:  11,354,023 1,715,502 11,286,753 1,760,775
                            ========== ========= ========== =========
Shares used in computing
 diluted earnings per
 share:                     11,728,015 7,449,501 11,688,920 2,260,842
                            ========== ========= ========== =========


                      SUPPLEMENTAL QUARTERLY DATA
           (dollars in thousands, except per share amounts)

Quarter Ended:        9/30/03  12/31/03   3/31/04   6/30/04   9/30/04
                      -------- ---------  --------  --------  --------

New Asset
 Production:
# of Sales Reps            81        84        90        98        98
# of Leases             7,925     7,944     7,837     8,489     7,974
Equipment Volume     $ 65,414  $ 66,594  $ 66,146  $ 70,515  $ 68,849

Average monthly
 sources                1,133     1,188     1,231     1,317     1,233

Implicit Yield on
 New Business           13.80%    13.68%    13.75%    14.07%    13.75%

Interest Income
 Yield                  12.53%    12.43%    12.29%    12.30%    12.43%
Fee Income Yield         3.05%     3.09%     3.32%     3.57%     3.58%
                      --------  --------  --------  --------  --------
Interest and Fee
 Income Yield           15.58%    15.52%    15.61%    15.87%    16.01%
Cost of Funds            5.12%     4.81%     3.74%     3.28%     3.97%
                      --------  --------  --------  --------  --------
Net interest and Fee
 Margin                 10.46%    10.71%    11.87%    12.59%    12.04%

Average Net
 Investment in
 Leases              $375,190  $399,755  $420,702  $442,372  $462,090

Portfolio Asset
 Quality:
60+ Days Past Due
 Delinquencies %         0.64%     0.74%     0.66%     0.66%     0.73%
60+ Days Past Due
 Delinquencies $     $  2,961  $  3,629  $  3,383  $  3,540  $  4,067

Net Charge-offs      $  1,808  $  1,822  $  2,078  $  2,137  $  2,198
% on Average Net
 Investment in
 Leases Annualized       1.93%     1.82%     1.98%     1.93%     1.90%

Allowance for Credit
 Losses              $  4,703  $  5,016  $  5,261  $  5,569  $  6,031
% of 60+
 Delinquencies         158.83%   138.22%   155.51%   157.32%   148.29%

90+ Day
 Delinquencies (Non-
 earning)            $  1,489  $  1,504  $  1,422  $  1,569  $  1,722

Balance Sheet

Assets
Investment in Direct
 Financing
Leases               $387,696  $411,989  $430,393  $451,844  $470,039
Initial Direct Costs
 and Fees              13,846    14,725    15,299    15,684    16,127
Reserve for Credit
 Losses                (4,703)   (5,016)   (5,261)   (5,569)   (6,031)
                      --------  --------  --------  --------  --------
Net Investment in
 Leases              $396,839  $421,698  $440,431  $461,959  $480,135
Cash and Cash
 Equivalents           15,837    29,435     7,528    12,686    66,774
Restricted Cash        15,081    15,672    18,566    18,257    19,505
Other Assets            8,493     8,056    12,646     9,235    10,427
                      --------  --------  --------  --------  --------
Total Assets         $436,250  $474,861  $479,171  $502,137  $576,841

Liabilities
Total Debt           $380,839  $378,900  $375,769  $390,271  $459,681
Other Liabilities      28,219    20,529    24,413    28,067    29,859
                      --------  --------  --------  --------  --------
Total Liabilities    $409,058  $399,429  $400,182  $418,338  $489,540

Preferred Stock      $ 22,611  $      -  $      -  $      -  $      -


                SUPPLEMENTAL QUARTERLY DATA - continued
           (dollars in thousands, except per share amounts)

Quarter Ended:   9/30/03   12/31/03    3/31/04    6/30/04    9/30/04
                --------- ---------- ---------- ---------- ----------
Shareholders'
 Equity
Common Stock          $17       $112       $114       $115       $115
Paid-in Capital     1,935     71,655     72,042     73,304     73,822
Net losses on
 cash flow
 hedges                --         --         --         --       (488)
Retained
 Earnings           2,629      3,665      6,833     10,380     13,852
                --------- ---------- ---------- ---------- ----------
Total
 Shareholders'
 Equity            $4,581    $75,432    $78,989    $83,799    $87,301

Total
 Liabilities and
 Shareholders'
 Equity          $436,250   $474,861   $479,171   $502,137   $576,841

Capital and
 Leverage:

Tangible Equity
 (Includes Sub
 Debt & Preferred
 Stock)           $37,192    $75,432    $78,989    $83,799    $87,301
Debt to Tangible
 Equity              9.97       5.02       4.76       4.66       5.27


Expense Ratios:

Salaries and
 Benefits
 Expense           $2,631     $2,790     $3,233     $3,428     $3,538
Salaries and
 Benefits
 Expense
 annualized % of
 Avg. Net
 Investment          2.80%      2.79%      3.07%      3.10%      3.06%

Total personnel
 end of quarter       227        237        248        264        265

General and
 Administrative
 Expense           $1,782     $2,458     $2,298     $2,742     $2,490
General and
 Administrative
 Expense
 annualized % of
 Avg. Net
 Investment          1.90%      2.46%      2.18%      2.48%      2.16%

Efficiency Ratio    41.35%     45.11%     40.75%     41.32%     40.03%

Net Income:
Net Income           $858     $1,604     $3,168     $3,547     $3,471
Preferred
 Dividends           (487)      (566)        NA         NA         NA
                --------- ---------- ---------- ---------- ----------
Net Income
 attributable to
 common              $371     $1,038     $3,168     $3,547     $3,471

Per Share Data:

Number of Shares
 - Diluted      7,449,501  7,355,133 11,660,498 11,676,895 11,728,015
EPS- Diluted        $0.12      $0.14      $0.27      $0.30      $0.30

Pro Forma Number
 of Shares
 - Diluted (a)  8,021,402 10,022,957         NA         NA         NA
Pro Forma
 Diluted
 Earnings Per
 Share              $0.28      $0.26         NA         NA         NA

(a) Pro forma shares outstanding assume conversion of convertible preferred stock and the exercise of warrants outstanding. The preferred stock and warrants were exercised into common shares in conjunction with the company's IPO in November 2003.


                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                 Pro Forma 2003 Financial Information
           (dollars in thousands, except per share amounts)

Quarter Ended:           3/31/03     6/30/03     9/30/03     12/31/03
                        ---------   ---------   ---------   ----------

Net income (loss)
 attributable to
 common shareholders
 per GAAP                  $(198)       $(36)       $371       $1,038

     Change in fair
      value of
      warrants             1,773       1,841       1,416          692
     Preferred stock
      dividends              473         480         487          566
     Unamortized
      discount
      expensed on
      payoff of
      subordinated
      debt, net of tax        --          --          --          270
                        ---------   ---------   ---------   ----------
Pro forma Net Income      $2,048      $2,285      $2,274       $2,566
                        =========   =========   =========   ==========


Pro forma average
 diluted shares
 outstanding           7,817,269   7,965,277   8,021,402   10,022,957


Pro forma diluted
 earnings per share        $0.26       $0.29       $0.28        $0.26


    In conjunction with its November 2003 IPO, Marlin's capital structure was simplified into one class of outstanding common stock. All previously outstanding warrants and convertible preferred stock were exercised and converted to common stock. Prior to the IPO, warrants outstanding were recorded as a liability and periodically marked to their fair market value with increases in value causing current period expense. This non-cash expense was $5.7 million for the year ended 2003. Upon the exercise of the warrants to common stock, the warrant liability was reclassified to shareholders equity. Similarly, all outstanding convertible preferred stock converted to common stock at the time of the IPO. The pro forma adjustments above reflect the exercise of the warrants and conversion of the preferred stock and the add back of the expenses and dividends associated with each in the pre-IPO periods. Pursuant to GAAP, these adjustments are anti-dilutive and, therefore, not reported in diluted earnings per share calculations.

    CONTACT: Marlin Business Services Corp.
             Bruce E. Sickel, 888-479-9111 x4108